EX-28.a.7

Resolutions Adopted March 28, 2013, Amending the Second Amended and Restated
Agreement and Declaration of Trust
of Nationwide Mutual Funds, a Delaware statutory trust,
amended and restated as of June 17, 2009

WHEREAS, in accordance with the terms and provisions of the Nationwide Mutual Funds (the “Trust”) Second Amended and Restated Agreement and Declaration of Trust, as amended and restated on June 17, 2009 (the “Declaration of Trust”), the Trust’s Board of Trustees has determined that it is in the best interests of the Trust to establish and designate new series of shares, and new classes of said new shares.

NOW, THEREFORE, BE IT HEREBY RESOLVED, that: (i) the Board of Trustees of the Trust hereby establishes and designates new series of units of beneficial interest of the Trust (“Shares”) of each fund listed below (the “New NMF Funds”); (ii) the establishment of the classes of shares listed beneath each respective New NMF Fund, with each such class having an unlimited number of Shares, be and hereby is approved; and (iii) the Trust be, and hereby is, authorized to issue an unlimited number of Shares of each such class from time to time at a price not less than the net asset value per share and as determined in accordance with the relevant prospectus of the applicable New NMF Fund at the time:

New NMF Funds

Nationwide Geneva Mid Cap Growth Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Class
Nationwide Geneva Small Cap Growth Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Class
Nationwide HighMark Value Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Class ▪ Class U
Nationwide Bailard International Equities Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Class ▪ Class M
Nationwide HighMark Short Term Bond Fund ▪ Class A ▪ Class C ▪ Institutional Service Class
Nationwide Bailard Cognitive Value Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Class ▪ Class M
Nationwide Bailard Technology & Science Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Class M
Nationwide Ziegler NYSE Arca Tech 100 Index Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Class
Nationwide HighMark Large Cap Core Equity Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Class
Nationwide HighMark Small Cap Core Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Class
Nationwide HighMark Large Cap Growth Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Class
Nationwide HighMark Balanced Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Class
Nationwide Ziegler Equity Income Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Class
Nationwide HighMark California Intermediate Tax Free Bond Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Class
Nationwide HighMark National Intermediate Tax Free Bond Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Class
Nationwide Ziegler Wisconsin Tax Exempt Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Class
Nationwide HighMark Bond Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Class

; and it is

FURTHER RESOLVED, that the aforementioned Shares hereby shall have an opening stated value of $10.00 per share, and shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, as are set forth in the Declaration of Trust with respect to its shares; and it is

FURTHER RESOLVED, that the appropriate officers of the Trust be, and each of them hereby is, authorized and empowered to execute, seal and deliver any and all documents, instruments, papers and writing, to be filed with the State of Delaware, and to do any and all other acts, in the name of the Trust and on its behalf, as may be necessary or advisable in connection with or in furtherance of the foregoing resolutions.